As filed with the Securities and Exchange Commission on January 16, 2009.

Registration No. 433-140852

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-1
Registration Statement Under The Securities Act of 1933

STEN CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

6141
(Primary Standard Industrial Classification Code Number)

41-1391803
(I.R.S. Employer Identification No.)

10275 Wayzata Blvd., Suite 310
Minnetonka, Minnesota  55305
(952) 545-2776
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________________________________________________________________

Kenneth W. Brimmer, President and Chief Executive Officer
Mark F. Buckrey, Chief Financial Officer and Treasurer
STEN Corporation
10275 Wayzata Blvd., Suite 310
Minnetonka, Minnesota  55305
(952) 545-2776
(Name, address, including zip code, and telephone number
including area code, of agent for service)

_____________________________________________________________________________________________

COPIES OF ALL COMMUNICATIONS TO:

April Hamlin, Esq. Lindquist & Vennum P.L.L.P. 4200 IDS Center 80 South 8th Street Minneapolis, Minnesota 55402 Telephone: (612) 371-3211	Patrice H. Kloss, Esq. Oppenheimer Wolff & Donnelly LLP Plaza VII, Suite 3300 45 South 7th Street Minneapolis, Minnesota 55402 Telephone: (612) 607-7000

Approximate date of commencement of proposed sale to public:  From time to time as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (SEC File No. 433-140852) declared effective on April 5, 2007 and as amended by those certain Post-Effective Amendments No. 1 and 2 to the Registration Statement declared effective on January 9, 2008 (the “Registration Statement”), is being filed to terminate the Registration Statement and deregister unsold renewable unsecured subordinated notes of the registrant, STEN Corporation.  Of the $25 million in principal amount of renewable unsecured subordinated notes originally registered by the Registration Statement, as of January 15, 2009 $9,636,459.79 in principal amount were sold and $15,363,540.21 remained unsold and are to be deregistered by this Post-Effective Amendment No. 4.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment to Form S-1 and as duly caused this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka and the State of Minnesota, on January 15, 2009.

STEN CORPORATION

By:/s/  Kenneth W. Brimmer

Kenneth W. Brimmer

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement on Form S-1 has been signed by the following persons on the dates indicated:

Signature	Title	Date
/s/ Kenneth W. Brimmer Kenneth W. Brimmer	President and Chief Executive Officer (principal executive officer)	January 15, 2009
/s/ Mark F. Buckrey Mark F. Buckrey	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	January 15, 2009
/s/ Allan D. Anderson Allan D. Anderson	Director	January 15, 2009
/s/ Robert S. Kuschke Robert S. Kushke	Director	January 15, 2009
/s/ Gervaise Wilhelm Gervaise Wilhelm	Director	January 15, 2009